Form of Proxy Card

PROXY SOLICITED ON BEHALF OF THE
BOARD OF MANAGERS OF THE
CITY NATIONAL ROCHDALE ALTERNATIVE TOTAL RETURN FUND LLC

SPECIAL MEETING OF SHAREHOLDERS ON _________________, 2013

The undersigned shareholder hereby appoints __________ and ______________, jointly and severally, as proxies, with full power to appoint such shareholder’s substitute, and hereby authorizes them to represent and to vote, as designated below, all of the interests in the City National Rochdale Alternative Total Return Fund LLC (the “Target Fund”) held of record by the undersigned at the close of business on __________, 2013, at the Special Meeting of Shareholders of the Target Fund to be held at the offices of City National Rochdale, LLC, 570 Lexington Avenue, New York, New York 10022 on _________, 2013, at [XX:XX a.m./p.m.], Eastern Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at such meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the interests in the Target Fund covered hereby. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement dated __________ 2013.

THE BOARD OF MANAGERS OF THE TARGET FUND
RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL

For the shareholders of the City National Rochdale Alternative Total Return Fund LLC (the “Target Fund”) to consider and vote on a proposed reorganization of the Target Fund into the City National Rochdale Fixed Income Opportunities Fund, a series of City National Rochdale Funds, and the subsequent dissolution of the Target Fund.

FOR
WITHHOLD
AGAINST

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (XXX)-XXX-XXXX OR AS A SCANNED EMAIL ATTACHMENT TO ___________@___________.COM. IF YOU VOTE BY FACSIMILE OR EMAIL, DO NOT MAIL THE PAPER PROXY CARD UNLESS YOU WISH TO CHANGE YOUR VOTE.

If this proxy is properly executed and received by the Target Fund prior to the meeting, the interests in the Target Fund represented hereby will be voted in the manner directed above. If this proxy is executed and the manner of voting is not otherwise specified, this proxy will be voted “FOR” the Proposal. The named proxies are also authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting or any adjournments or postponements thereof.

Please date and sign below exactly as your name appears on this proxy. Executors, administrators, trustees, etc. should give full title. If interests in the Target Fund are held jointly, each holder should sign.

Name of Shareholder (exactly as it appears on your account statement)
Authorized Signature Title:	Authorized Signature Title:
Date:

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts:	Sign your name exactly as it appears on your account statement.

2.	All Other Accounts:	The capacity of the individuals signing the proxy card should be indicated unless it is reflected in the form of registration.

For example: for Corporate Accounts

Registration	Valid Signature
(1) ABC Corp.	John Doe, Treasurer
(2) ABC Corp. c/o John Doe, Treasurer	John Doe
(3) ABC Corp., Profit Sharing Plan	John Doe, Fundee

ROCHDALE ALTERNATIVE TOTAL RETURN FUND LLC
3 EASY WAYS TO VOTE YOUR BALLOT:

Voting by Mail		Voting by Facsimile
•	Read the Prospectus/Proxy Statement	•	Read the Prospectus/Proxy Statement
•	Check the appropriate boxes on this proxy card	•	Check the appropriate boxes on this proxy card
•	Sign and date this proxy card	•	Sign and date this proxy card
•	Mail your completed proxy card in the enclosed envelope	•	Return the completed proxy card by facsimile to (XXX) XXX-XXXX
		•	Do not mail this proxy card
Voting by Email
•	Read the Prospectus/Proxy Statement
•	Check the appropriate boxes on this proxy card
•	Sign and date this proxy card
•	Scan the completed proxy card, and return the scanned proxy card as an email attachment to __________@__________.com
•	Do not mail this proxy card

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD
DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY FACSIMILE OR EMAIL

Only properly executed proxies received before the Special Meeting of Shareholders to be held on ___________, 2013, at [XX:XX a.m./p.m.], Eastern Time, will be voted at the Meeting or any adjournment thereof, in accordance with the instructions marked thereon or as otherwise provided therein.